Exhibit 10.1

BOARDWALK PIPELINE PARTNERS, LP

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

This Contribution, Conveyance and Assumption Agreement, dated as of November 15, 2005, is entered into by and among BOARDWALK PIPELINES HOLDING CORP., a Delaware limited liability company (“BPHC”), BOARDWALK GP, LLC, a Delaware limited liability company (“BGL”), BOARDWALK PIPELINE PARTNERS, LP, a Delaware limited partnership (the “Partnership”), BOARDWALK OPERATING GP, LLC, a Delaware limited liability company (“Operating GP”), BOARDWALK GP, LP, a Delaware limited liability partnership (the “GP LP”), and BOARDWALK PIPELINES, LLC, a Delaware limited liability company (“Boardwalk”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Section 1.1.

RECITALS:

WHEREAS, BPHC and GP LP have formed the Partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) for the purpose of engaging in any business activity that is approved by and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware LP Act;

WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, each of the following actions have been taken prior to the date hereof:

1. BPHC formed BGL under the terms of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and contributed $1,000 to BGL in exchange for all of the member interests in BGL.

2. BGL and BPHC formed GP LP under the terms of the Delaware LP Act and BGL contributed $.10 to GP LP in exchange for a .01% general partner interest and BPHC contributed $999.90 to GP LP in exchange for a 99.99% limited partner interest.

3. BGL and BPHC entered into a reorganization agreement pursuant to which 90% of BGL’s .01% general partner interest in GP LP was recharacterized as a .009% limited partner interest and BGL conveyed such limited partner interest to BPHC, resulting in BPHC owning a 99.999% limited partner interest in GP LP and BGL owning a .001% general partner interest in GP LP

4. GP LP and BPHC formed the Partnership under the terms of the Delaware LP Act and GP LP contributed $20 to the Partnership in exchange for a 2% general partner interest in the Partnership and BPHC contributed $980 to the Partnership in exchange for a 98% limited partner interest in the Partnership.

5. BPHC formed Operating GP under the terms of the Delaware LLC Act and contributed $1,000 to Operating GP in exchange for all of the member interests in Operating GP.

WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the following shall occur:

1. All direct and indirect subsidiaries of Boardwalk will distribute all of their cash accounts receivable having a value of $115.0 million (the “Working Capital Assets”) to Boardwalk (through any intermediate entities) and Boardwalk, in turn, will distribute the Working Capital Assets and those assets to BPHC.

2. BPHC will convey a .001% interest in Boardwalk to Operating GP as a capital contribution.

3. Boardwalk will file articles of conversion and convert to a limited partnership, Boardwalk Pipelines, LP (“OLP”), designating Operating GP as the general partner and BPHC as the limited partner of OLP.

4. BPHC will convey part of its limited partner interest in OLP to GP LP (the “Interest”) with a value equal to 2% of the equity value of the Partnership at the end of closing (.001% on behalf of BGL in order for BGL to maintain its .001% interest in GP LP).

5. GP LP will convey the Interest to the Partnership in exchange for (a) a continuation of its 2% general partner interest in the Partnership and (b) the issuance of the incentive distribution rights (“IDRs”).

6. BPHC will convey its interest in Operating GP and the rest of its limited partner interest in the OLP (together, the “BPHC Interest”) to the Partnership in exchange for:

(a) 33,093,878 Subordinated Units representing a 32.0% interest in the Partnership;

(b) 53,256,122 Common Units representing a 51.5% interest in the Partnership;

(c) the right to receive $42.1 million to reimburse it for certain capital expenditures related to the acquisition of Gulf South; and

(d) the assumption by the Partnership of $250 million in debt owed by BPHC to Loews Corporation relating to the acquisition of Gulf South (the “Debt”)

7. In connection with the Partnership’s initial public offering (the “Offering”), the public, through the Underwriters, will contribute $292,500,000 in cash to the Partnership, less the Underwriters’ discounts and commissions of $17,550,000 and a structuring fee of $1,200,000, in exchange for 15,000,000 Common Units representing a 14.5% limited partner interest in the Partnership.

8. The Partnership will borrow $42.1 million on its revolver and distribute the proceeds to BPHC to reimburse it for certain capital expenditures related the acquisition of Gulf South and will use the proceeds from the Offering to:

(a) pay transaction expenses, estimated at $2.4 million;

(b) retire the Debt; and

(c) contribute the balance to OLP which, in turn, contributes those funds to its subsidiaries as additional working capital.

9. The organizational documents of the Parties will be amended and restated as necessary to reflect the applicable matters set forth above and as contained in this Agreement.

NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Terms. The following defined terms shall have the meanings given below:

“Agreement” means this Contribution, Conveyance and Assumption Agreement.

“Assets” means the Interest and the BPHC Interest

“BGL” has the meaning as set forth in the opening paragraph of this Agreement.

“Boardwalk” has the meaning as set forth in the opening paragraph of this Agreement.

“BPHC” has the meaning as set forth in the opening paragraph of this Agreement.

“BPHC Interest” has the meaning as set forth in the Recitals of this Agreement.

“BPHC Interest Liabilities” means all liabilities arising out of or related to the ownership of the BPHC Interest to the extent arising or accruing on and after the Effective Time, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of OLP, Operating GP or their affiliates.

“Code” means Internal Revenue Code of 1986, as amended.

“Common Units” has the meaning as set forth in the Partnership Agreement.

“Delaware LLC Act” has the meaning as set forth in the Recitals of this Agreement.

“Delaware LP Act” has the meaning as set forth in the Recitals of this Agreement.

“Effective Time” means 8:00 a.m. prevailing Eastern Time on November 15, 2005.

“General Partner Units” has the meaning as set forth in the Partnership Agreement.

“GP LP” has the meaning as set forth in the opening paragraph of this Agreement.

“IDR” has the same meaning as “Incentive Distribution Right” as set forth Recitals of this Agreement.

“Interest” has the meaning as set forth in the Recitals of this Agreement.

“Interest Liabilities” means all liabilities arising out of or related to the ownership of the Interest to the extent arising or accruing on and after the Effective Time, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of OLP or its affiliates.

“MLP Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, as it may be amended, supplemented or restated from time to time.

“New Credit Facility” means that Credit Agreement dated as of November 15, 2005, with OLP, as borrower, the Partnership as initial guarantor, each lender from time to time party thereto and Citibank, N.A., as administrative agent.

“Offering” has the meaning as set forth in the Recitals of this Agreement.

“OLP” has the meaning as set forth in the Recitals of this Agreement.

“Operating GP” has the meaning as set forth in the opening paragraph of this Agreement.

“Partnership” has the meaning as set forth in the opening paragraph of this Agreement.

“Party” or “Parties” has the meaning as set forth in the opening paragraph of this Agreement.

“Subordinated Units” has the meaning as set forth in the Partnership Agreement.

“Underwriters” means those the underwriting syndicate as referenced in the Underwriting Agreement.

“Working Capital Assets” has the meaning as set forth in the Recitals of this Agreement.

ARTICLE II

CONTRIBUTIONS, ACKNOWLEDGMENTS AND DISTRIBUTIONS

Section 2.1 Distribution and Assignment of Working Capital Assets to BPHC. The Parties hereby acknowledge the distribution and assignment by subsidiaries of Boardwalk through Boardwalk of the Working Capital Assets to BPHC and receipt by BPHC of $115,000,000.00 million in cash and value associated with the Working Capital Assets.

Section 2.2 Contribution of Interest in Boardwalk by BPHC to Operating GP. BPHC hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to Operating GP, its successors and assigns, for its and their own use forever, a .001% interest in Boardwalk. Operating GP hereby accepts such interest in Boardwalk.

Section 2.3 Conversion of Boardwalk. Boardwalk has adopted a certificate of conversion pursuant to the Delaware LP Act and has filed a certificate of conversion and certificate of formation with the Secretary of State of the State of Delaware which filings shall convert (upon such filing or the effective time stated therein) Boardwalk into OLP, having Operating GP as its general partner and BPHC as its limited partner.

Section 2.4 Contribution of the Interest by BPHC to GP LP. BPHC hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to GP LP, its successors and assigns, for its and their own use forever, the Interest. GP LP hereby accepts the Interest with a value equal to 2% of the equity value of the Partnership at the end of closing (.001% on behalf of BGL in order for BGL to maintain its .001% interest in GP LP).

Section 2.5 Contribution of the Interest by GP LP to the Partnership. GP LP hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and assigns, for its and their own use forever, the Interest in exchange for (a) 15,240 General Partner Units, which represent a continuation of its 2% general partner interest in the Partnership, and (b) the issuance of the IDRs, and the Partnership hereby accepts the Interest as a contribution to the capital of the Partnership.

Section 2.6 Contribution of Interests in Operating Subsidiaries by BPHC to the Partnership. BPHC hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and assigns, for its and their own use forever, BPHC Interest in exchange for (a) 53,256,122 Common Units representing a 51.5% limited partner interest in the Partnership, (b) 33,093,878 Subordinated Units representing a 32.0% limited partner interest in the Partnership, (c) the right to receive $42,100,000 to reimburse it for certain capital expenditures related to the acquisition of Gulf South, and (d) the assumption of $250,000,000 in debt owed by BPHC to Loews Corporation relating to the acquisition of Gulf South, and the Partnership hereby accepts such member interests in OLP and interest in Operating GP as contributions to the capital of the Partnership.

Section 2.7 Public Cash Contribution. The Parties acknowledge a cash contribution by the public through the Underwriters to the Partnership of $292,500,000 ($273,750,000 after the Underwriters’ discounts and commissions of $17,550,000 and payment of the structuring fee of $1,200,000) in exchange for 15,000,000 Common Units representing a 14.5% interest in the Partnership.

Section 2.8 Payment of Transaction Expenses and Outstanding Indebtedness by the Partnership; Cash Contribution by the Partnership to OLP. The Parties acknowledge (a) the payment by the Partnership, through the borrowing of $42,100,000 from its revolver, to BPHC for certain capital expenditures related to the acquisition of the Gulf South Pipeline assets and payment by the Partnership through the use of proceeds from the Offering to pay expenses in connection with the transactions contemplated hereby, of transaction expenses in the amount of approximately $2,400,000 (exclusive of the Underwriters’ discount and commissions and the structuring fee), (b) retirement of the Debt and (c) the contribution by the Partnership of its remaining cash of approximately $21,350,000 to OLP which, in turn, contributed those funds to the subsidiaries to replenish working capital.

ARTICLE III

ASSUMPTIONS OF CERTAIN LIABILITIES

Section 3.1 Assumption of Interest Liabilities by the Partnership. In connection with the contribution and transfer by BPHC of the Interest to GP LP and the contribution and transfer of the Interest by GP LP to the Partnership, as set forth in Sections 2.4 and 2.5 above, the Partnership hereby assumes and agrees to duly and timely pay, perform and discharge the Interest Liabilities, to the full extent that BPHC has been heretofore or would have been in the future obligated to pay, perform and discharge the Interest Liabilities were it not for the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the Interest Liabilities shall not (a) increase the obligation of the Partnership with respect to the Interest Liabilities beyond that of BPHC, (b) waive any valid defense that was available to BPHC with respect to the Interest Liabilities or (c) enlarge any rights or remedies of any third party, if any, under any of the Interest Liabilities.

Section 3.2 Assumption of the BPHC Interest Liabilities by the Partnership. In connection with the contribution and transfer by BPHC of the BPHC Interest to the Partnership, as set forth in Section 2.6 above, the Partnership hereby assumes and agrees to duly and timely pay, perform and discharge the BPHC Liabilities associated with the BPHC Interest, to the full extent that BPHC has been heretofore or would have been in the future obligated to pay, perform and discharge the BPHC Liabilities were it not for the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the BPHC Liabilities shall not (a) increase the obligation of the Partnership with respect to the BPHC Liabilities beyond that of BPHC, (b) waive any valid defense that was available to BPHC with respect to the BPHC Liabilities or (c) enlarge any rights or remedies of any third party, if any, under any of the BPHC Liabilities.

ARTICLE IV

ADDITIONAL TRANSACTIONS

Section 4.1 Over-Allotment Option. The Parties acknowledge that in the event the Underwriters exercise their Over-Allotment Option, the Partnership shall use any net proceeds therefrom to repay amounts outstanding under its revolver.

ARTICLE V

FURTHER ASSURANCES

From time to time after the date hereof, and without any further consideration the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, or (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and to more fully and effectively carry out the purposes and intent of this Agreement.

ARTICLE VI

EFFECTIVE TIME

Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article II or Article III of this Agreement shall be operative or have any effect until the Effective Time, at which time all the provisions of Article II or Article III of this Agreement shall be effective and operative in accordance with Article VII, without further action by any Party.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Order of Completion of Transactions. The transactions provided for in Article II of this Agreement shall be completed immediately following the Effective Time in the order set forth in Article II of this Agreement. The transactions provided for in Article III of this Agreement shall be completed simultaneously with the transactions provided for in Article II of this Agreement.

Section 7.2 Costs. The Partnership shall pay all expenses, fees and costs, including sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made hereunder, and shall pay all documentary, filing, recording, transfer, deed and conveyance taxes and fees required in connection therewith. In addition, the Partnership shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys’ fees) incurred in connection with the implementation of any conveyance or delivery pursuant to Article V of this Agreement.

Section 7.3 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement, respectively. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation.”

Section 7.4 Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 7.5 No Third Party Rights. The provisions of this Agreement are intended to bind the parties signatory hereto as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 7.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the Parties.

Section 7.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within such state.

Section 7.8 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 7.9 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties.

Section 7.10 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to its subject matter. This document and such instruments contain the entire understanding of the Parties. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties after the date of this Agreement.

Section 7.11 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first written above.

BOARDWALK PIPELINE PARTNERS, LP

By:	BOARDWALK GP LP,
its General Partner

By:	BOARDWALK GP, LLC,
its General Partner

By:	/s/ Jamie L. Buskill
Name:	Jamie L. Buskill
Title:	Chief Financial Officer

BOARDWALK PIPELINES HOLDING CORP.

By:	/s/ Jamie L. Buskill
Name:	Jamie L. Buskill
Title:	Chief Financial Officer

BOARDWALK GP, LLC

By:	/s/ Jamie L. Buskill
Name:	Jamie L. Buskill
Title:	Chief Financial Officer

BOARDWALK PIPELINE PARTNERS LP

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

SIGNATURE PAGE

BOARDWALK OPERATING GP, LLC

By:	BOARDWALK PIPELINES HOLDING CORP.,
its Managing Member

By:	/s/ Jamie L. Buskill
Name:	Jamie L. Buskill
Title:	Chief Financial Officer

BOARDWALK GP, LP

By:	BOARDWALK GP, LLC,
its General Partner

By:	/s/ Jamie L. Buskill
Name:	Jamie L. Buskill
Title:	Chief Financial Officer

BOARDWALK PIPELINES, LLC

By:	/s/ Jamie L. Buskill
Name:	Jamie L. Buskill
Title:	Chief Financial Officer

BOARDWALK PIPELINE PARTNERS LP

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

SIGNATURE PAGE